Exhibit 99.1

MAP VI ACQUISITION, INC.

PROFORMA CONSOLIDATED BALANCE SHEET
December 31, 2007

			Effect of	Post
	MAP VI	BTRN	BTRN Acquisition	Acquisition

ASSETS

CURRENT ASSETS
Cash	$4,082	$52,726	$-	$56,808
Accounts Receivable, net	-	388,826	-	388,826
Prepaid Expenses	-	34,193	-	34,193
TOTAL CURRENT ASSETS	4,082	475,745	-	479,827

Property and equipment, net	-	3,027,600	-	3,027,600
Note Receivable, net	-	250,000		250,000
Goodwill	-	2,325,577		2,325,577
Intangible Assets, net	-	760,445	-	760,445
Other Assets	-	39,241		39,241
TOTAL ASSETS	$4,082	$6,878,608	$-	$6,882,690

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$4,184	$229,652	$-	$233,836
Other Current Liabilities	-	250,204	-	250,204
Deferred Revenue	-	268,970	-	268,970
Short-term debt and current maturities of long-term debt	-	685,152	-	685,152
Loans from Shareholders	14,263	-	-	14,263
TOTAL CURRENT LIABILITIES	18,447	1,433,978	-	1,452,425

Deposits	-	53,300	-	53,300
Long-term debt, less current maturities	-	4,851,719	-	4,851,719
TOTAL LIABILITIES	18,447	6,338,997	-	6,357,444

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
zero issued and oustanding at December 31, 2007	-	-	-	-
Common stock, $.001 par value, 70,000,000 shares authorized;
64,419,242 and 57,242,242 issued and outstanding at
December 31, 2007	-	64,419	(64,419)	-
Preferred stock, $.0001 par value, 10,000,000 shares authorized;
zero issued and oustanding at December 31, 2007	-	-	-	-
Common stock, $.0001 par value, 75,000,000 shares authorized;
2,500,000 issued and outstanding at December 31, 2007	250	-	7,231	7,481
Additional Paid In Capital	-	6,717,250	57,188	6,774,438
Accumulated Deficit	(14,615)	(6,242,058)	-	(6,256,673)
TOTAL STOCKHOLDERS' EQUITY	(14,365)	539,611	-	525,246

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,082	$6,878,608	$-	$6,882,690

The following pro forma unaudited consolidated finanical information gives effect to the share exchange.  This pro forma balance sheet assumes the transaction occurred as of December 31, 2007.  The pro forma unaudited consolidated finanacial information is presented to illustrative purposed only. December 31, 2007.  The pro forma unaudited consolidated finanacial information is presented to illustrative purposed only.

(a) To reflect the efect at the closing of the  Merger.  Each share of BTRN, common stock issued and outstanding immediately prior to the closing of the Merger was converted into 72,311,304 shares of the Company's (MAP VI) common stock, par value $0.0001 per shares.  An aggregate of 72,311,304 shares of the Company's common stock was issued to the holders of the BTRN's common stock.

MAP VI ACQUISITION, INC.

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
December 31, 2007

			Effect of	Post
	MAP VI	BTRN	BTRN Acquisition	Acquisition

REVENUE	$-	$4,234,815	$-	$4,234,815

OPERATING EXPENSES:	-	-		-
General and administrative	-	4,657,837	-	4,657,837
Depreciation and amortization	-	684,740	-	684,740
Loss on disposal of property and equipment	-	125,032	-	125,032
Professional Fees	9,800	-	-	9,800
Formation and other costs	1,703	-	-	1,703
Total operating expenses	11,503	5,467,609		5,479,112

OPERATING LOSS	(11,503)	(1,232,794)		(1,244,297)
	11,503	(1,232,794)	-	(1,244,297)
OTHER (INCOME) AND EXPENSES
Interest income	-	(6,481)	-	(6,481)
Income expense	-	836,509	-	836,509
Rental income	-	(3,600)	-	(3,600)
Trade income	-	(240,178)	-	(240,178)
Trade expense	-	236,220	-	236,220
Discontinued local marketing agreement	-	209,903	-	209,903
Total other expense	-	1,032,373		1,032,373

NET LOSS	$(11,503)	$(2,265,167)	$-	$(2,276,670)

Weighted average number of shares outstanding	2,500,000	60,830,742	-	63,330,742

Basic and diluted	$-	$(0.04)	$-	$-

MAP VI ACQUISITION, INC.

PROFORMA CONSOLIDATED BALANCE SHEET
September 30, 2008

			Effect of		Post
	MAP VI	BTRN	BTRN Acquisition		Acquisition

ASSETS

CURRENT ASSETS
Cash	4,082	-	-		4,082
Accounts Receivable, net	-	357,099	-		357,099
Short-term investment	-	42,000	-		42,000
Prepaid Expenses	-	44,209	-		44,209
TOTAL CURRENT ASSETS	4,082	443,308	-		447,390

Property and equipment, net	-	2,613,513	-		2,613,513
Note Receivable, net	-	250,000	-		250,000
Goodwill	-	2,325,577	-		2,325,577
Intangible Assets, net	-	640,699	-		640,699
Other Assets	-	102,266	-		102,266
TOTAL ASSETS	$4,082	$6,375,363	$-		$6,379,445

LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
Bank Overdraft	$-	$29,309	$-		$29,309
Accounts payable	4,184	266,288	-		270,472
Other Current Liabilities	-	129,926	-		129,926
Deferred Revenue	-	240,538	-		240,538
Short-term debt and current maturities of long-term debt	-	833,689	-		833,689
Loans from shareholders	14,263	-	-		14,263
TOTAL CURRENT LIABILITIES	18,447	1,499,750	-		1,518,197

Deposits	-	63,600	-		63,600
Long-term debt, less current maturities	-	4,961,208	-		4,961,208
TOTAL LIABILITIES	18,447	6,524,558	-		6,543,005

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
zero issued and oustanding at September 30, 2008	-	-	-		-
Common stock, $.001 par value, 70,000,000 shares authorized;
65,752,575 and 57,242,242 issued and outstanding at September 30, 2008	-	65,753	(65,753)	(a)	-
Preferred stock, $.0001 par value, 10,000,000 shares authorized;
zero issued and oustanding at September 30, 2008	-	-	-
Common stock, $.0001 par value, 75,000,000 shares authorized;
2,500,000 issued and outstanding at September 30, 2008	250	-	7,231	(a)	7,481
Additional Paid In Capital	-	7,221,172	58,522	(a)	7,279,694
Accumulated Deficit	(14,615)	(7,436,120)	-		(7,450,735)
TOTAL STOCKHOLDERS' EQUITY	(14,365)	(149,195)	-		(163,560)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	4,082	6,375,363	-		6,379,445

The following pro forma unaudited consolidated finanical information gives effect to the share exchange.  This pro forma balance sheet assumes the transaction occurred as of September 30, 2008.  The pro forma unaudited consolidated finanacial information is presented to illustrative purposed only.

(a) To reflect the efect at the closing of the  Merger.  Each share of BTRN, common stock issued and outstanding immediately prior to the closing of the Merger was converted into 72,311,304 shares of the Company's (MAP VI) common stock, par value $0.0001 per shares.  An aggregate of 72,311,304 shares of the Company's common stock was issued to the holders of the BTRN's common stock.

MAP VI ACQUISITION, INC.

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
September 30, 2008

			Effect of	Post
	MAP VI	BTRN	BTRN Acquisition	Acquisition

REVENUE	$-	$2,613,897	$-	$2,613,897

OPERATING EXPENSES:	-	-	-	-
General and administrative	-	3,307,714	-	3,307,714
Depreciation and amortization	-	533,831	-	533,831
Loss on disposal of property and equipment	-	-	-	-
Total operating expenses	-	3,841,545		3,841,545

OPERATING LOSS	-	(1,227,648)	-	(1,227,648)
	-		-	-
OTHER (INCOME) AND EXPENSES
Interest income	-	(1,486)	-	(1,486)
Income expense	-	-	-	-
Rental income	-	(8,100)	-	(8,100)
Trade income	-	(181,460)	-	(181,460)
Trade expense	-	157,460	-	157,460
Discontinued local marketing agreement	-	-	-	-
Total other expense	-	(33,586)		(33,586)

NET LOSS	$-	$(1,194,062)	$-	$(1,194,062)

Weighted average number of shares outstanding		65,605,909

Basic and diluted	$-	$(0.04)	$-	$-